UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 17, 2007 (Date of earliest event reported)

MFIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-11625	04-2793022
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

30 Ossipee Road
Newton, MA  02464-9101
(Address of principal executive offices)

Telephone: (617) 969-5452
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written  communications  pursuant to Rule 425 under the  Securities  Act (17 CFR 230.425)

☐            Soliciting  material  pursuant to Rule  14a-12  under the  Exchange  Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On September 20, 2007, MFIC Corporation (the “Company”) announced that Irwin J. Gruverman tendered his resignation as a member of the Board of Directors of the Company, effective as of September 17, 2007.

Item 8.01               Other Events.

In the letter from Mr. Gruverman to the Company dated September 17, 2007 (the “Resignation Letter”) in which Mr. Gruverman informed the Company of his resignation as a Director, Mr. Gruverman also informed the Company that he intends to resign as Chairman Emeritus of the Company, effective as of September 17, 2007.  Mr. Gruverman’s resignation as Chairman Emeritus of the Company is subject to his right to revoke that resignation as set forth below.  The description of the Resignation Letter provided above is qualified in its entirety by reference to the full text of that letter, a copy of which is filed as Exhibit 10.1 to this report and incorporated by reference into this Item 8.01.

On September 17, 2007, the Company entered into a Resignation Agreement and an Affirmation and Release Agreement with Mr. Gruverman (referred to in this report as the “Resignation Agreement” and the “Affirmation and Release Agreement”, respectively).  Pursuant to the terms of the Resignation Agreement and the Affirmation and Release Agreement, Mr. Gruverman has the right to revoke those agreements until the close of business on September 24, 2007.  Assuming Mr. Gruverman does not so revoke those agreements, the Company has agreed to (a) pay to Mr. Gruverman $57,333.35, which sum constitutes the remaining amount due under the Executive Employment Agreement dated April 6, 2007 between the Company and Mr. Gruverman (the “Employment Agreement”), (b) reimburse Mr. Gruverman for up to $25,000 of legal fees billed to him by his counsel (in addition to any unused portion of the amount designated in the Employment Agreement for reimbursement of legal expenses in connection with the negotiation of the Employment Agreement) associated with the Resignation Agreement and related matters, and (c) discontinue and not resume any investigation related to the sale by Mr. Gruverman of the Company’s common stock reported on Form 4 on July 26, 2007.  In addition, assuming Mr. Gruverman does not revoke those agreements, Mr. Gruverman shall be deemed to hold no office, position or title with the Company as of September 17, 2007 and, other than as set forth in the Resignation Agreement, the Employment Agreement shall be terminated as of such date.  Assuming Mr. Gruverman does not revoke the Affirmation and Release Agreement as set forth above, Mr. Gruverman has agreed to release the Company and its representatives from any claims that Mr. Gruverman may have against them.

The descriptions of the Resignation Agreement and the Affirmation and Release Agreement provided above are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 10.2 and 10.3, respectively, to this report and incorporated by reference into this Item 8.01.

On September 20, 2007, the Company issued a press release announcing the resignation of Mr. Gruverman as a Director, effective as of September 17, 2007.  A copy of the press release issued by the Company on September 20, 2007 is attached hereto as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits.

(d)                                 The following exhibits are hereby filed as part of this Current Report on Form 8-K:

Exhibit Number	Description
10.1	Resignation letter dated September 17, 2007 from Irwin J. Gruverman to MFIC Corporation

10.2	Resignation Agreement dated September 17, 2007 between Irwin J. Gruverman and MFIC Corporation

10.3	Affirmation and Release Agreement dated September 17, 2007 between Irwin J. Gruverman and MFIC Corporation

99.1	Press Release dated September 20, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 20, 2007	MFIC CORPORATION

	By:	/s/ Robert P. Bruno
	Name:	Robert P. Bruno
	Title:	President

EXHIBIT INDEX

Exhibit Number	Description
10.1	Resignation letter dated September 17, 2007 from Irwin J. Gruverman to MFIC Corporation

10.2	Resignation Agreement dated September 17, 2007 between Irwin J. Gruverman and MFIC Corporation

10.3	Affirmation and Release Agreement dated September 17, 2007 between Irwin J. Gruverman and MFIC Corporation

99.1	Press Release dated September 20, 2007